Exhibit 99.T3.D

IN THE HIGH COURT OF JUSTICE	Claim No. 1240 of 2015

CHANCERY DIVISION

COMPANIES COURT

IN THE MATTER OF TOWERGATE FINANCE PLC AND IN THE MATTER OF THE COMPANIES ACT 2006 Before the Honourable MRS JUSTICE ROSE DATED FRIDAY 27 MARCH 2015

ORDER

UPON THE APPLICATION OF Towergate Finance plc (the “Scheme Company”) whose registered office is at Towergate House, Eclipse Park, Sittingbourne Road, Maidstone, ME14 3EN, United Kingdom by a Part 8 Claim Form dated 17 February 2015 (the “Claim Form”), for the sanctioning of the Senior Secured Scheme of Arrangement set out in the Schedule hereto (the “Senior Secured Scheme”)

AND UPON HEARING Leading Counsel for the Scheme Company

AND UPON READING the Claim Form and the evidence recorded on the Court File as having been read

AND UPON NOTING that to the extent that US securities laws might be applicable to the Senior Secured Scheme and the transactions contemplated by it, the Scheme Company, TIG Finco Limited, TIG MidCo Limited and TIG TopCo Limited will seek to rely on the exemptions contained in Section 3(a)(10) of the US Securities Act of 1933

AND UPON SunCo, TopCo, MidCo, FinCo, TIL, the Existing Security Agent, the Information Agent and the RCF Agent (each as defined in the Senior Secured Scheme) having undertaken by deeds of undertaking dated 24 March 2015 to do or procure to be done all such acts and things as may be necessary or desirable to be done by it as described in the Senior Secured Scheme and to be bound by and perform the terms of the Senior Secured Scheme

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IT IS ORDERED AND DIRECTED THAT:

1	This Court hereby sanctions the Senior Secured Scheme.

DATED this 27th day of March 2015

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SCHEDULE

The Senior Secured Scheme of Arrangement

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Claim No. 1240 of 2015

IN THE HIGH COURT OF JUSTICE
CHANCERY DIVISION
COMPANIES COURT

Before the Honourable MRS JUSTICE ROSE

DATED FRIDAY 27 MARCH 2015

IN THE MATTER OF TOWERGATE FINANCE PLC

AND IN THE MATTER OF THE COMPANIES ACT 2006

ORDER

The Court sent this order and sealed copies for service to:-

Linklaters LLP

One Silk Street
London EC2Y 8HQ

Tel: (+44) 20 7456 2000
Fax: (+44) 20 7456 2222
Solicitors for the Claimant I the Scheme Company

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IT IS ORDERED AND DIRECTED THAT:

1 This Court hereby sanctions the Senior Unsecured Scheme.

DATED this 27th day of March 2015

A19614701

2

SCHEDULE

The Senior Unsecured Scheme of Arrangement

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